                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 10, 2004

                            SURFNET MEDIA GROUP, INC.
        (Exact name of small business issuer as specified in its charter)

         Delaware                 333-57818                 58-2604254

(State or other jurisdiction     Commission                (IRS Employer
     of incorporation)           File Number             Identification No.)

                        2245 W. University Drive, Suite 9
                            Tempe, Arizona 85281-7246
           (Address of principal executive offices, including zip code

                                 (480) 557-0695
                 (Issuer's telephone number including area code)

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ITEM 5. OTHER EVENTS

        On May 7, 2004, Andrew Burgess resigned as Chief Technology Officer and as a director of the Company. In connection with his resignation, Mr. Burgess requested that the Company accept his tender of that number of shares of common stock of the Company, valued at the bid price of $2.00 per share, equal to the amount of all outstanding indebtedness owed by Mr. Burgess to the Company as full satisfaction of his obligations under a Pledge and Security Agreement dated
December 31, 2003 between the Company and Mr. Burgess and related promissory note. Mr. Burgess also expressed his expectation to be released as a guarantor from the Company's obligations relating to its telephone system.

        On April 30, 2004, Robert Jamison, the Company's Chief Financial Officer as
of that date, ceased to be employed by the Company.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SURFNET MEDIA GROUP, INC.
("Registrant")

By:/s/ Robert D. Arkin
   Robert D. Arkin
   Chairman

Date:    May 10, 2004